                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                December 21, 2001
                        -------------------------------
                Date of Report (Date of earliest event reported)


                            OSI PHARMACEUTICALS, INC.
                        -------------------------------
             (Exact name of registrant as specified in its charter)



            DELAWARE                     0-15190               13-3159796
         --------------                 ---------            --------------
   (State or other jurisdiction of     (Commission          (I.R.S. Employer
          incorporation)               File Number)        Identification No.)


                              58 SOUTH SERVICE ROAD
                               MELVILLE, NY 11747
                           --------------------------
                    (Address of principal executive offices)


                                 (631) 962-2000
                          ----------------------------
              (Registrant's telephone number, including area code)

                                       N/A
                             -----------------------
          (Former name or former address, if changed since last report)
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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On December 21, 2001, OSI Pharmaceuticals, Inc., a Delaware corporation ("OSI"), acquired certain assets from Gilead Sciences, Inc., a Delaware corporation ("Gilead"), pursuant to the terms of an Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of November 26, 2001 (the "Transaction"). The assets purchased by OSI (the "Assets") include: (a) a pipeline of three clinical oncology candidates, (b) related intellectual property, and (c) rights to Gilead's leased facilities located in Boulder, Colorado, as well as leasehold improvements and certain fixed assets which are used and kept in those facilities. In connection with this Transaction, OSI offered employment to 127 Gilead employees. OSI expects these employees to complement its development and commercialization capabilities in oncology. Additionally, OSI's pipeline of gene-targeted small molecule therapeutics for cancer is augmented with several acquired promising next-generation cytotoxics currently in clinical development.

         In consideration for the Assets, OSI paid Gilead $130 million in cash and issued to Gilead 924,984 shares of common stock, valued at $40 million as of the closing date of the Transaction. OSI would also be obligated to pay to Gilead up to an additional $30 million in either cash or a combination of cash and common stock upon the achievement of certain milestones related to the development of NX211, the most advanced of Gilead's oncology product candidates acquired by OSI. Additionally, OSI is assuming certain royalty and milestone obligations to third parties in connection with the oncology candidates acquired as part of the Transaction. The cash portion of the purchase price was paid from OSI's existing cash resources. Any liabilities assumed as part of the Transaction will be paid by OSI in the ordinary course of its business.

         Under the terms of the Asset Purchase Agreement, OSI entered into the following additional agreements with Gilead: (a) an Assumption Agreement, (b) an Investor Rights Agreement, (c) an Employee Matters Agreement, (d) a Transition Services Agreement, (e) a Data Transfer and Professional Services Agreement, (f) a Non-Disclosure Agreement, (g) a Manufacturing Agreement, (h) a License Agreement, (i) a Patent Assignment Agreement, (j) a NCS NX-24 Sublicense, and
(k) a GS7836 Sublicense, as well as additional documents usual and customary for transactions similar to the Transaction.

         Pursuant to the license, the sublicenses and other agreements entered into in connection with the Transaction, OSI received exclusive, worldwide development and commercialization rights to Gilead's three clinical oncology candidates: NX211, GS7836, and GS7904L. NX211 (liposomal lurtotecan), a proprietary liposomal formulation of the active topoisomerase I inhibitor lurtotecan, is currently in Phase II clinical trials for the potential treatment of a variety of solid tumors, including ovarian and small cell lung cancer. GS7836, a novel nucleoside analogue, is in Phase I clinical trials and has demonstrated activity in a variety of refractory solid tumor xenograft models. GS7904L, a liposomal thymidylate synthase inhibitor, is also in Phase I clinical trials and has demonstrated promising activity in pre-clinical testing for the potential treatment of various solid tumors.

         In connection with the acquisition, OSI adopted a Non-Qualified Stock Option Plan for


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Former Employees of Gilead Sciences, Inc. to induce certain former employees of
Gilead to accept employment with OSI. OSI will grant options to purchase an aggregate of 750,249 shares of common stock at a purchase price to be determined on the date of grant. The options become exercisable one-third after one year from the date of grant with the remainder vesting ratably on a monthly basis over the succeeding two years.

         The Asset Purchase Agreement and the other material agreements consisting of the Investor Rights Agreement and Manufacturing Agreement, and the Gilead Stock Plan are attached hereto as Exhibits 2.1, 2.2, 10.1 and 10.2, respectively, and are incorporated herein by reference. Further details regarding the transaction are contained in OSI's press release dated December 21, 2001 attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (a)      Financial Statements of Businesses Acquired.

                           OSI is currently in the process of determining whether the Transaction described above in Item 2 qualifies as an acquisition of a business pursuant to
                           Article 11 of Regulation S-X of the Securities Exchange Act of 1934, as amended. If it is determined that the acquisition was that of a business, the required financial statements will be filed by an amendment to this report no later than March 8, 2002.

                  (b)      Pro Forma Financial Information.

                           As described above in Item 2, on December 21, 2001, OSI acquired certain assets related to the oncology business of Gilead for which OSI paid to Gilead $130 million in cash and 924,984 shares of OSI common stock valued at $40 million upon the closing of the Transaction. OSI would also be obligated to pay to Gilead up to an additional $30 million in either cash or a combination of cash and common stock upon the achievement of certain milestones related to the development of NX211.


                           The unaudited pro forma combined financial information discussed below is based upon the historical audited consolidated financial statements of OSI for the fiscal year ended September 30, 2001 and the unaudited financial information of the oncology division of Gilead for the 12 month period ended September 30, 2001. Treating OSI as the acquired, the unaudited pro forma combined financial information was determined using the purchase method of accounting as if the Transaction had been completed on September 30, 2001 for items related to the combined balance sheet information and as of October 1, 2000 for items related to the combined statement of operations information.

                           For purposes of the unaudited combined pro forma financial information, OSI assumed a total purchase price (prior to payment of the contingent consideration) of approximately $175 million, including estimated direct expenses. The unaudited pro forma financial information reflects adjustments which are based upon preliminary estimates of the allocation of the purchase price to the acquired assets and liabilities of Gilead. The final allocation of the purchase price, which may be significantly different from the current estimate, will be based upon appraisals prepared by an independent third party and a comprehensive final evaluation of the fair value of the acquired intangible and tangible assets, including in-process research and development, and liabilities assumed as of the closing date of the Transaction. The final determination of tangible and intangible assets may result in depreciation and amortization expenses that are different than the preliminary estimates of these amounts. OSI anticipates a significant in-process research and development charge as of the acquisition date as a result of the acquisition. As a result of these uncertainties, the exact amount of the final purchase price and allocation of such purchase price may differ from the amounts assumed in this unaudited pro forma combined financial information, and in the case of the allocation, the differences may be material.

                           The unaudited pro forma combined financial information is provided for informational purposes only and does not purport to represent what the actual results would have been had the acquisition occurred on the assumed date, nor is it necessarily indicative of future results or financial position. The unaudited pro forma combined financial information does not include the realization of cost savings from operating efficiencies, synergies or other restructuring resulting from the Transaction.

                           UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

                           Assuming the acquisition occurred on September 30, 2001, OSI's cash and short-term investments would have decreased by approximately $135 million from $552 million to $417 million and the working capital would have decreased by approximately $138 million from $533 million to $395 million. Additionally, stockholders equity would have decreased significantly as a result of the charge for in-process research and development aquired.

                           Assuming the acquisition occurred on October 1, 2000, the combined pro forma net loss before the cumulative effect of an accounting change for the 12 month period ended September 30, 2001 would have been approximately $63 million compared to $21 million. The pro forma basic and diluted net loss per share before the cumulative effect of an accounting change for the 12 months ended September 30, 2001 would have been ($1.82) based on 34,776,719 weighted average shares outstanding compared to the historical net loss of ($0.62) based on 33,851,735 weighted average shares outstanding. Contributing to the increase in the net loss are approximately $26 million in research and development expenses, $6 million of selling, general and administrative expenses of Gilead, and a decrease of interest income of approximately $7 million generated from the cash paid upon the closing of the Transaction. OSI did not acquire any revenue producing assets or activities from Gilead, and therefore, combined pro forma net revenue for the year ended September 30, 2001 remained unchanged from OSI's reported net income.

                  (c)      Exhibits.

                           2.1(1) Asset Purchase Agreement, dated November 26, 2001, by and between Gilead Sciences, Inc. and OSI
                                             Pharmaceuticals, Inc.

                           2.2               OSI Pharmaceuticals, Inc.
                                             Non-Qualified Stock Option Plan for
                                             Former Employees of Gilead
                                             Sciences, Inc.

                           4.1(2) Investor Rights Agreement, dated December 21, 2001, by and between Gilead Sciences, Inc. and OSI
                                             Pharmaceuticals, Inc.,

                           10.1(2)(3)        Manufacturing Agreement, dated
                                             December 21, 2001, by and between
                                             Gilead Sciences, Inc. and OSI
                                             Pharmaceuticals, Inc.

                           99.1              Press release, dated December 21,
                                             2001.

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                    (1)      The schedules and certain exhibits to the Asset
                             Purchase Agreement have been omitted pursuant to
                             Item 601(b)(2) of Regulation S-K


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                             promulgated by the Securities and Exchange
                             Commission. The omitted schedules and exhibits from this filing will be provided upon request. Please see footnote 2 below with respect to certain exhibits to the Asset Purchase Agreement that have been filed.

                    (2) A form of this exhibit is an exhibit to the Asset Purchase Agreement, and has been omitted therefrom pursuant to Item 601(b)(2) of Regulation S-K promulgated by the Securities and Exchange Commission. The executed, final copy of this exhibit is filed herewith pursuant to Item
                             601(b)(10) of Regulation S-K.

                    (3) Portions of this exhibit have been redacted and are the subject of a confidential treatment request filed with the Secretary of the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 7, 2002                OSI PHARMACEUTICALS, INC.


                                      By: /s/ ROBERT L. VAN NOSTRAND
                                          --------------------------
                                          Name: Robert L. Van Nostrand
                                          Title: Vice President, Chief Financial
                                                  Officer and Secretary

                                  EXHIBIT INDEX

Exhibit No.                Description
-----------                -----------
2.1(1)                     Asset Purchase Agreement, dated November 26, 2001, by
                           and between Gilead Sciences, Inc. and OSI
                           Pharmaceuticals, Inc.

2.2                        OSI Pharmaceuticals, Inc. Non-Qualified Stock Option
                           Plan for Former Employees of Gilead Sciences, Inc.

4.1(2) Investor Rights Agreement, dated December 21, 2001, by and between Gilead Sciences, Inc. and OSI
                           Pharmaceuticals, Inc.

10.1(2)(3)                 Manufacturing Agreement, dated December 21, 2001, by
                           and between Gilead Sciences, Inc. and OSI
                           Pharmaceuticals, Inc.

99.1                       Press release, dated December 21, 2001.

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(1)      The schedules and certain exhibits to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the Securities and Exchange Commission. The omitted schedules and exhibits from this filing will be provided upon request. Please see footnote 2 below with respect to certain exhibits to the Asset Purchase Agreement that have been filed.

(2) A form of this exhibit is an exhibit to the Asset Purchase Agreement, and has been omitted therefrom pursuant to Item 601(b)(2) of Regulation S-K promulgated by the Securities and Exchange Commission. The executed, final copy of this exhibit is filed herewith pursuant to Item 601(b)(10) of Regulation S-K.

(3) Portions of this exhibit have been redacted and are the subject of a confidential treatment request filed with the Secretary of the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.